UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2014

TRANS WORLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-25244	13-3738518
(Commission File Number)	(IRS Employer ID Number)

545 Fifth Avenue, Suite 940 New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 983-3355

Not Applicable
(Former Name or Former Address, if Change Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

Rothstein-Kass, P.A. (d/b/a Rothstein Kass & Company, P.C. (herein, “Rothstein Kass”)) was approved by the stockholders of Trans World Corporation (the “Company”) to be the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 at the Company’s Annual Meeting of Shareholders on June 25, 2014.

As of June 30, 2014, KPMG LLP acquired substantially all of the assets of Rothstein Kass and certain of its affiliates. On that same date, Rothstein Kass effectively resigned as the Company’s independent registered public accounting firm.

As a result of this transaction, the Audit Committee of the Company’s Board of Directors recommended to the Board of Directors, and the Board of Directors of the Company accepted the resignation of Rothstein Kass as the independent registered public accounting firm for the Company on July 2, 2014.

During the Company’s two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding the resignation, the Company did not have any disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference to the subject matter of the disagreements in connection with their audit reports.  In addition, during the two most recent fiscal years ended December 31, 2013 and through the subsequent interim period preceding the resignation, no reportable events, as set forth in Item 304(a)(1)(v) of Regulation S-K, have occurred. The audit reports of Rothstein Kass on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Rothstein Kass with a copy of this Current Report on Form 8-K prior to filing it with the Securities and Exchange Commission (the “SEC”) and has requested that  Rothstein Kass furnish the Company with a letter, addressed to the SEC, stating whether or not it agrees with the Company’s statements herein.  A copy of the letter from Rothstein Kass, dated July 7, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On July 2, 2014, the Audit Committee of the Company’s Board of Directors, recommended to the full Board, and the full Board approved the engagement of WithumSmith + Brown, PC (“WS+B”) as the Company’s new principal independent certified public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2014. The Company engaged WS+B effective on July 3, 2014.

During the years ended December 31, 2013 and 2012 and the subsequent interim period through the date of filing this report, the Company has not, nor has anyone on its behalf, consulted with WS+B with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor the Company’s Board of Directors considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K), of which there were none as noted above.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Rothstein Kass, dated July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS WORLD CORPORATION

	By:	/s/ Rami S. Ramadan
Dated: July 7, 2014		Rami S. Ramadan
President and Chief Financial Officer

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